Exhibit 99.16

EXHIBIT 16.
The Hartford Mutual Funds II, Inc.

POWER OF ATTORNEY

February 4, 2009

Lynn S. Birdsong	Robert M. Gavin
Duane E. Hill	Sandra S. Jaffee
William P. Johnston	Thomas M. Marra
Phillip O. Peterson	Lemma W. Senbet
Lowndes A. Smith	John C. Walters

do hereby constitute and appoint as their attorneys-in-fact Edward P. Macdonald, Catherine E. Marshall, Alice A. Pellegrino, and/or Michael G. Phillips to sign on their behalf the Registration Statement on Form N-14 relating to the proposed reorganization of The Hartford Tax-Free California Fund into The Hartford Tax-Free National Fund, and any amendments to the Registration Statement, including pre-effective amendments and post-effective amendments, with all exhibits thereto, and to file the same documents with the Securities and Exchange Commission relating to the above-referenced investment company.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney to be effective as of the date first written above.

/s/Lynn S. Birdsong	/s/Robert M. Gavin

Lynn S. Birdsong	Robert M. Gavin

/s/Duane E. Hill	/s/Sandra S. Jaffee

Duane E. Hill	Sandra S. Jaffee

/s/William P. Johnston	/s/Thomas M. Marra

William P. Johnston	Thomas M. Marra

/s/Phillip O. Peterson	/s/Lemma W. Senbet

Phillip O. Peterson	Lemma W. Senbet

/s/Lowndes A. Smith	/s/John C. Walters

Lowndes A. Smith	John C. Walters